COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT
HARRISBURG, PA 17120

OFFICE OF SECRETARY

January 5, 2009

Rose Braverman
Senior Vice President
Cherokee Pharmaceuticals LLC
P.O. Box 367, 100 Avenue C
Riverside, PA 17868-0367

Re: MELF Loan #28-9-936

Dear Ms. Braverman:

I am pleased to inform you that the Department of Community and Economic Development (the "Department") has approved your application for a Machinery and Equipment Loan Fund loan in the maximum amount of Five Million Dollars ($5,000,000) (the "Loan"). The proceeds of the Loan will be used to defray part of the cost of purchasing the equipment itemized on the attached Project Cost Statement (the "Collateral") for use at an industrial plant/medical facility located at 100 Avenue C, Riverside Borough, Northumberland County, Pennsylvania (the "Premises"). The Loan will be subject to the provisions of 12 Pa.C.S. §2901 et seq., Act of Feb. 12, 2004, P.L. 99, No. 12 (the "Act"), and regulations, policies and guidelines promulgated by the Department.

The Loan will be made based upon the Summary of Specific Terms and Conditions and the Summary of General Terms and Conditions that follow this letter.

This letter and its attachments set forth certain significant terms and conditions regarding the Loan. However, neither this letter nor its attachments is intended to encompass all of the terms and conditions which may be contained in the loan documents. The finalization and closing of the Loan is subject to the execution and delivery of final loan documentation by and among the Department and you implementing the terms and conditions outlined in this letter and its attachments, and containing such further terms, conditions, covenants, representations and warranties, opinions and other matters as the Department may require. The loan documents must be satisfactory to the Department and its counsel in both form and content.

Center for Business Financing, Loans Division | Commonwealth Keystone Building 400 North Street 4th Floor | Harrisburg Pennsylvania 17120-0225 | tel: 717.787.6245 fax: 717.772.2890 866-GO-NEWPA | newPA.com

This commitment is not assignable by you. Any such assignment shall be null and void.

Concurrently with acceptance of this commitment you agree to pay a non-refundable commitment fee payable to the Department equal to 1% of the Loan amount, subject to a maximum of $10,000.00. This commitment will be effective for a period of not more than forty-five (45) days from the date of this letter unless prior to the expiration of said period we receive your written acceptance of the within terms and conditions together with the commitment fee. Please indicate your acceptance in the space provided on the enclosed copy of this letter and return said copy with the commitment fee to us. Your acceptance will indicate your authorization for us to immediately file financing statements in the appropriate filing office(s) in anticipation of the closing, in order to give public notice of the fact that we will have a security interest in the Collateral.

Sincerely,

DEPARTMENT OF COMMUNITY AND
ECONOMIC DEVELOPMENT

By: ____________________
John Blake
Acting Secretary

cc: Jennifer Fogarty, Docket Clerk

The foregoing terms and conditions are hereby agreed to and accepted this 27 day of JANUARY, 2009.

WITNESS:

CHEROKEE PHARMACEUTICALS LLC
FEIN #: 70-0700347

By____________________
[illegible] President

ATTEST:

PRWT SERVICES, INC.
FEIN #: 23-2528512

By____________________
President

Preapproved form:
OGC No. 4-K-460
Appv'd OAG 05/27/94

SUMMARY OF SPECIFIC TERMS AND CONDITIONS

Loan Amount:	Five Million Dollars ($5,000,000) or 50% of the eligible project costs as specified in your loan application, whichever is less.
Collateral:	(1) A perfected first-lien security interest in the Collateral, listed on the attached Project Cost Statement; (2) a first-lien security interest in the existing network operation center equipment valued at $1.1 million; (3) a first-lien security interest in the existing workstations for the entire plant valued at $500,000; and (4) a first-lien security interest in process laboratory equipment which the borrower is purchasing at the beginning of 2009 and with a cost of $1 million.
Interest Rate:	3.00% per annum.
Maturity/Repayment:	Seven years, payable in equal monthly installments in an amount calculated to fully amortize the loan by the maturity date.
Guarantor(s):	PRWT Services, Inc.
Deadline to Close Loan:	Closing on the MELF loan must occur by January 31, 2010, or this commitment shall be null and void.
Job Requirement:	In the event you fail to create and/or retain the number of full-time equivalent jobs specified in your loan application within three (3) years after the date of disbursement of MELF loan proceeds, the interest rate on the Loan shall be increased to a fixed rate equal to two percentage points greater than the current prime interest rate as defined in Section 71.10 of the Machinery and Equipment Loan Fund Regulations, 12 PA CODE § 71.10, unless the penalty is waived by the Secretary of Community and Economic Development because your failure is due to circumstances beyond your control.
Department Attorney:	Kristina M. Kurjiaka, Esquire, Department of Community and Economic Development, Office of Chief Counsel, Commonwealth Keystone Building, 400 North Street, 4th Floor, Harrisburg, Pennsylvania 17120, telephone number 717-783-8452.

SUMMARY OF GENERAL TERMS AND CONDITIONS

1. The Department's commitment is contingent upon the availability of funds for the Machinery and Equipment Loan Fund as well as contingent upon the balance of the financing being finalized as outlined in the project.

2. At or prior to the disbursement of the Loan, you will have sufficient rights in the Collateral that will allow our security interest to attach to the Collateral (subject only to the Permitted Lien), evidenced by invoices, bills of sale and such other documentation as may be reasonably required by the Department's counsel.

3. The Collateral must not have been installed or used by you prior to the date of this letter unless otherwise permitted by the Department.

4. You must comply with the Closing Agenda provided by the Department counsel, which will state the requirements for closing and disbursement of the Loan, including our requirements concerning property, liability and title insurance. At closing you will execute loan documents prepared by and/or in form satisfactory to the Department counsel.

5. Prior to closing, you shall provide the Department with satisfactory evidence that all taxes and other monies due and owing to the Commonwealth of Pennsylvania by you are paid current as of the closing date, unless any of said taxes or other payments are being contested, in which case the Department may require that funds be escrowed to pay said taxes or other payments in the event of any adverse decision.

PROJECT COST STATEMENT

Company Name: Cherokee Pharmaceuticals, LLC #29-9-934
Site Address: 100 Avenue C, P.O. Box P.O. Box 367, Riverside, Pennsylvania 17867

USES : Machinery and Equipment Being Purchased: **As of 08/11/08**

Number of Items:	Name of Items:	Cost of Items:	Del & Inst Cost	
	New Process Ancillary & Supplemental Equipment	$615,000.00		$615,000.00
	Process HVAC - Equipment & Material costs	$250,000.00	$2,100,000.00	$2,350,000.00
	Used Process Equipment:	$1,200,000.00	$3,000,000.00	$4,200,000.00
	Solid/Liquid Process Seperator, Solids Drying			$0.00
	& Packaging Equipment.			$0.00
	Materials to upgrade Prcess Piping, Electrical, and	$850,000.00	$1,510,000.00	$2,360,000.00
	Instrumentation/Automation.			$0.00
	Electrical Equipment - Motor Controls materials	$450,000.00	$150,000.00	$600,000.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
	Total:	$3,365,000.00	$6,760,000.00	$10,125,000.00
	Machinery and Equipment Costs:	$3,365,000.00		$3,365,000.00
	Delivery and Installation Costs:		$6,760,000.00	$6,760,000.00
	Contingencies for Machinery and Equipment Costs:			$0.00
	Contingencies for Delivery and Installation Costs:		$0.00	$0.00
	Total: (Machinery & Equipment), *(Delivery & Installation)* Costs:	$3,365,000.00	$6,760,000.00	$10,125,000.00
	Soft Costs:			$0.00
	Contingencies for Soft Costs:			$0.00
	Total Soft Costs:			$0.00
	Total Project Cost (TPC) :			**$10,125,000.00**

TPC MATCHES TPS

SOURCES:	%	Dollar Amount:	CONDITIONS:
Recommended MELF Amount:	49.38%	$5,000,000	1. The Loan shall be secured by a first lien security interest on the machinery and equipment being purchased in this project.
Owner Equity	50.62%	$5,125,000	
			2. The Loan shall be guaranteed by PRWT Services, Inc. the parent company of Cherokee Pharmaceuticals, LLC.
			3. The Loan shall be secured by a first lien security interest on the existing network operation center equipment valued at $1.1 million.
			4. The Loan shall be secured by a first lien security interest on the existing workstations for the entire plant valued at $500,000.
			5. The Loan shall be secured by a first lien security interest on Process laboratory equipment which the company is purchasing at the beginning of 2009 and with a cost of $1 million dollars.
Total Project Sources: (TPS)		$10,125,000	